Exhibit 99.1

Powerwave Technologies Reports Third Quarter Results

SANTA ANA, Calif.--(BUSINESS WIRE)--November 8, 2012--Powerwave Technologies, Inc. (Nasdaq:PWAV), a global supplier of end-to-end wireless solutions for wireless communications networks, today reported preliminary results for its third quarter ended September 30, 2012.

Net sales in the third quarter of fiscal 2012 were $42.1 million, compared with $77.1 million in the third quarter of fiscal 2011. Powerwave also reported a third quarter GAAP net loss of $52.7 million, which includes $0.3 million of non-cash equity based compensation expense and $1.5 million of non-cash debt interest accretion and debt discount amortization, $0.5 million of a loss on early extinguishment of debt and $0.6 million loss related to a change in the fair value of derivatives related to warrants issued in conjunction with our new senior term loan agreement, and $2.9 million of restructuring and impairment charges. For the third quarter of 2012, the net loss equates to a basic loss per share of $1.66. This compares to a net loss of $35.1 million, or a loss per share of $1.09 for the third quarter of 2011. For the third quarter of fiscal 2012, excluding the debt interest accretion and debt discount amortization, the non-cash equity based compensation expenses, the loss on the early extinguishment of debt, the change in fair value of derivatives and restructuring charges, on a pro forma basis, Powerwave would have reported a net loss of $36.6 million, or a basic loss per share of $1.15.

For the first nine months of fiscal 2012, total revenue was $127.8 million compared with $384.3 million for the first nine months of fiscal 2011. Powerwave’s reported total net loss for the first nine months of 2012 was $153.1 million, or a basic loss per share of $4.82, compared with a net loss of $35.0 million, or a basic loss per share of $1.05 for the first nine months of fiscal 2011. The results for the first nine months of 2012 include a total of $1.8 million of non-cash equity based compensation expenses, $4.1 million of non-cash debt interest accretion and debt discount amortization, $0.5 million of a loss on early extinguishment of debt, $0.6 million loss related to a change in the fair value of derivatives related to warrants issued and $16.8 million of restructuring and impairment charges. The results for the first nine months of 2011 include a total of $5.8 million of non-cash equity based compensation expenses and $3.6 million of non-cash debt discount amortization, interest accretion and a net loss on the repurchase of outstanding debt and $0.2 million of restructuring charges.

Summary of Significant Items Impacting the Third Quarter

During the third quarter of 2012, we incurred approximately $0.3 million of non-cash equity based compensation expense, as well as $1.5 million of non-cash debt interest accretion and debt discount amortization related to our outstanding convertible notes which is included in interest expense for the quarter. We also incurred a $0.5 million loss on early extinguishment of debt and $0.6 million reduction in the fair value of derivatives related to warrants issued in conjunction with our new senior term loan agreement, and $2.9 million of restructuring and impairment charges.

During the third quarter of 2011, we incurred approximately $1.8 million of non-cash equity based compensation expense, $0.1 million of restructuring and impairment charges, $2.1 million of non-cash debt interest accretion and debt discount amortization and a net loss on the repurchase of outstanding debt, which is all included in interest expense for the quarter.

The following is a brief summary of the significant items impacting the comparability of per share amounts for the three months ended September 30, 2012 and October 2, 2011. To calculate the per share impact of these significant items, an underlying effective tax rate of zero percent was used for both periods and the fully diluted shares outstanding for each respective period were used.

	Three Months Ended
	(unaudited)
Summary of Significant Items Impacting Results	Sept. 30, 2012	Oct. 2, 2011

Restructuring and impairment charges	($0.09)	-
Non-cash ASC Topic 718 compensation charge	($0.01)	($0.06)
Debt discount amortization, interest accretion and a
net loss on extinguishment of outstanding debt	($0.06)	($0.07)
Reduction in fair value of derivatives	($0.02)	-

Total per share impact	($0.18 )*	($0.13 )*

(Note: * this amount is rounded to the nearest whole cent.)

In addition, below is a brief summary of significant items impacting the comparability of the gross margin percentage for the third quarter of 2012 versus the third quarter of 2011, on a GAAP and pro forma basis.

	Three Months Ended
	(unaudited)
	Sept. 30, 2012	Oct. 2, 2011

GAAP reported gross margin (loss)%	(25.5%)	7.5%
Add: Pro Forma adjustments
Non-cash ASC Topic 718 compensation charge	0.1%	0.3%
Restructuring and impairment charges	1.9%	-
Pro Forma gross margin (loss)%	(23.5%)	7.8%

As an additional note, for the third quarter of fiscal 2012, Powerwave incurred additional inventory related charges which totaled approximately $8.5 million, which are included in the pro forma gross margin (loss).

During the third quarter of 2012, the Company continued to implement its ongoing restructuring plan, and initiated personnel reductions in both its domestic US and foreign locations across all functions. The Company’s operating expenses for the third quarter of 2012 decreased by $3.8 million, on a GAAP basis, when compared to the third quarter of 2011. On a pro forma basis, excluding equity based compensation expense and restructuring and impairment charges, pro forma operating expenses decreased by $4.4 million to $28.4 million for the third quarter of 2012 when compared with the third quarter of 2011 with similar pro forma adjustments.

Third Quarter 2012 Revenue Summary

In the third quarter of 2012, total Americas revenue was $22.0 million or approximately 52 percent of revenue, compared with $32.5 million or approximately 42 percent of revenue in the third quarter of 2011. Total sales to customers based in the Asia Pacific region accounted for approximately 12 percent of revenue or $4.8 million in the third quarter of 2012, compared with 19 percent of revenue or $14.6 million in the third quarter of 2011. Total Europe, Africa and Middle East revenue in the third quarter of 2012 was $15.3 million or approximately 36 percent of revenue, compared with $30.0 million or approximately 39 percent of revenue in the third quarter of 2011.

Sales of products within the antenna systems group totaled $29.5 million or 70 percent of total revenue, sales of products in the base station systems group totaled $7.7 million or 18 percent of revenue and revenue from the coverage solutions group totaled $4.9 million or 12 percent of revenue in the third quarter of 2012.

In the third quarter of 2012, Powerwave’s largest customer was Samsung, which accounted for approximately 11 percent of revenue. In terms of customer profile, total OEM sales accounted for approximately 31 percent of total revenue, and total direct and operator sales accounted for approximately 69 percent of revenue. For the third quarter of 2012, we recorded approximately $0.8 million of revenue in the government, military and homeland security market.

In terms of transmission standards, 2G and 2.5G standards accounted for approximately 34 percent of total revenue, 3G standards accounted for approximately 41 percent of total revenue and 4G standards accounted for approximately 25 percent of total revenue during the third quarter of 2012.

Balance Sheet

At September 30, 2012, Powerwave had total cash and cash equivalents of $22.3 million, which includes restricted cash of $6.0 million. Powerwave also had restricted deposits of $5.6 million. Total net inventories were $54.7 million, and net accounts receivable were $62.4 million.

Debt Financing

On September 11, 2012, Powerwave entered into a new senior secured credit agreement with P-Wave Holdings, LLC (an affiliate of The Gores Group, LLC), which replaced the Company’s revolving credit agreement. Under the credit agreement the lenders provided an initial $35 million senior secured term loan to the Company and agreed to loan to the Company additional secured term loans of up to $15 million, subject to satisfaction of certain conditions.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave’s management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes restructuring and impairment charges related to the consolidation of our manufacturing and engineering facilities as well as severance costs related to facility closures and personnel reductions. In addition, excluded is the non-cash amortization of the debt discount and interest accretion associated with certain of our debt. Also excluded are the non-cash equity compensation expenses related to ASC Topic 718 as well as gains on the exchange of a portion of the Company’s outstanding long-term debt and valuation adjustments on the fair value of warrants valued as derivatives. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring and impairment charges will not impact future operating results, and the amortization of the debt discount and interest accretion are non-cash expenses, the gain on the exchange of long-term debt will not impact future operating results and the equity compensation expenses and valuation adjustments are also non-cash expenses.

Company Background

Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets a comprehensive suite of wireless solutions, including antennas, base station products and advanced coverage solutions, utilized in all major wireless network protocols and frequencies, including Next Generation Networks in 4G technology, such as LTE and WiMAX. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave’s advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

Attached to this news release are preliminary unaudited consolidated financial statements for the third quarter ended September 30, 2012.

UNAUDITED - PRELIMINARY POWERWAVE TECHNOLOGIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts)

		Three Months Ended		Nine Months Ended
		Sept. 30,	Oct. 2,	Sept. 30,	Oct. 2,
		2012	2011	2012	2011
Net sales		$42,125	$77,078	$127,766	$384,343
Cost of sales:
Cost of goods		52,101	71,282	155,990	294,895
Restructuring and impairment charges		782	-	11,341	-
Total cost of sales		52,883	71,282	167,331	294,895

Gross profit (loss)		(10,758)	5,796	(39,565)	89,448

Operating expenses:
Sales and marketing		10,365	7,544	23,021	24,695
Research and development		8,383	15,315	31,980	47,666
General and administrative		9,928	11,597	30,379	34,920
Restructuring and impairment charges		2,098	147	5,486	189
Total operating expenses		30,774	34,603	90,866	107,470

Operating loss		(41,532)	(28,807)	(130,431)	(18,022)

Other income (expense), net		(4,909)	(6,435)	(13,012)	(13,271)

Loss before income taxes		(46,441)	(35,242)	(143,443)	(31,293)
Income tax provision		6,287	(158)	9,657	3,745
Net loss		$(52,728)	$(35,084)	$(153,100)	$(35,038)

Net loss per share:	- basic:	$(1.66)	$(1.09)	$(4.82)	$(1.05)
	- diluted: [1]	$(1.66)	$(1.09)	$(4.82)	$(1.05)

Weighted average common shares used in computing per share amounts:	- basic:	31,761	32,189	31,741	33,265
	- diluted:	31,761	32,189	31,741	33,265

1The diluted earnings and loss per share does not include an add back of interest expense costs associated with the assumed conversion of the Company’s outstanding convertible subordinated notes as the effect would be anti-dilutive.

POWERWAVE TECHNOLOGIES, INC. PERCENTAGE OF NET SALES

	Three Months Ended		Nine Months Ended
	(unaudited)		(unaudited)
	Sept. 30,	Oct. 2,	Sept. 30,	Oct. 2,
	2012	2011	2012	2011
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Cost of goods	123.7	92.5	122.1	76.7
Restructuring and impairment charges	1.8	-	8.9	-
Total cost of sales	125.5	92.5	131.0	76.7

Gross profit (loss)	(25.5)	7.5	(31.0)	23.3

Operating expenses:
Sales and marketing	24.6	9.8	18.0	6.4
Research and development	19.9	19.9	25.0	12.4
General and administrative	23.6	15.0	23.8	9.1
Restructuring and impairment charges	5.0	0.2	4.3	0.0
Total operating expenses	73.1	44.9	71.1	28.0

Operating loss	(98.6)	(37.4)	(102.1)	(4.7)

Other income (expense), net	(11.6)	(8.3)	(10.2)	(3.4)

Loss before income taxes	(110.2)	(45.7)	(112.3)	(8.1)
Income tax provision	15.0	(0.2)	7.5	1.0
Net loss	(125.2)%	(45.5)%	(119.8)%	(9.1)%

POWERWAVE TECHNOLOGIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS RECONCILIATION OF PRO FORMA RESULTS (In thousands, except per share amounts)

		Three Months Ended				Nine Months Ended
		(Unaudited)				(Unaudited)
					Pro Forma			Pro Forma
		Sept. 30,			Sept. 30,	Sept. 30,		Sept. 30,
		2012	Adjustments		2012	2012	Adjustments	2012
Net sales		$42,125			$42,125	$127,766		$127,766
Cost of sales:
Cost of goods sold		52,101	(61)[1]		52,040	155,990	(243)[1]	155,747
Restructuring and impairment charges		782	(782)[2]		-	11,341	(11,341)[2]	-
Total cost of sales		52,883	(843)		52,040	167,331	(11,584)	155,747
Gross profit (loss)		(10,758)	843		(9,915)	(39,565)	11,584	(27,981)

Operating expenses:
Sales and marketing		10,365	50	[1]	10,415	23,021	(112)[1]	22,909
Research and development		8,383	23	[1]	8,406	31,980	(286)[1]	31,694
General and administrative		9,928	(322)[1]		9,606	30,379	(1,179)[1]	29,200
Restructuring and impairment charges		2,098	(2,098)[2]		-	5,486	(5,486)[2]	-
Total operating expenses		30,774	(2,347)		28,427	90,866	(7,063)	83,803
Operating income (loss)		(41,532)	3,190		(38,342)	(130,431)	18,647	(111,784)

Other income (expense), net		(4,909)	2,619	[3]	(2,290)	(13,012)	5,173 [3]	(7,839)

Income (loss) before income taxes		(46,441)	5,809		(40,632)	(143,443)	23,820	(119,623)
Income tax provision (benefit)		6,287	(10,350	) [4]	(4,063)	9,657	(21,619)[4]	(11,962)
Net income (loss)		$(52,728)	16,159		$(36,569)	$(153,100)	45,439	$(107,661)

Net loss per share:	- basic:	$(1.66)			$(1.15)	$(4.82)		$(3.39)
	- diluted:[5]	$(1.66)			$(1.15)	$(4.82)		$(3.39)

Weighted average common shares used in computing per share amounts:
	- basic:	31,761			31,761	31,741		31,741
	- diluted:	31,761			31,761	31,741		31,741

1This represents the equity compensation expense allocation pursuant to ASC Topic 718.

2This cost includes restructuring and impairment charges related to the current restructuring plans included in cost of goods sold and operating expenses, respectively.

3This represents the amortization of the debt discount and interest accretion on outstanding debt during the fiscal periods.

4This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective income tax benefit rate of 10.0% for the third quarter of 2012 and year to date for 2012.

5Diluted earnings per share do not include the add back of interest expense costs associated with the assumed conversion of the Company’s outstanding convertible notes as the effect would be anti-dilutive.

POWERWAVE TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	September 30,	January 1,
	2012	2012
	(unaudited) [1]	(see note) [2]
ASSETS:

Cash and cash equivalents	$16,318	$64,121
Restricted cash	6,001	6,162
Restricted deposits	5,610	-
Accounts receivable, net	62,449	96,777
Inventories, net	54,677	88,627
Property, plant and equipment, net	12,322	27,771
Other assets	56,078	58,872
Total assets	$213,455	$342,330

LIABILITIES AND SHAREHOLDERS' EQUITY:

Accounts payable	$46,815	$71,094
Current portion of long-term debt	-	-
Long-term debt	290,405	252,190
Accrued expenses and other liabilities	58,833	51,744
Total shareholders' deficit	(182,598)	(32,698)
Total liabilities and shareholders’ equity	$213,455	$342,330

1September 30, 2012 balances are preliminary and subject to reclassification adjustments.

2January 1, 2012 balances were derived from the audited consolidated financial statements.

CONTACT:
Powerwave Technologies, Inc.
Kevin Michaels, (714) 466-1608